UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2017

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number: 001-35996	27-1488943
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

6275 Nancy Ridge Drive, Suite 110

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Continued Service, Consulting and Separation Agreement

On April 11, 2017, Organovo Holdings, Inc. (the “Company”) announced a chief executive officer transition plan, under which, Keith Murphy, its current chief executive officer and president, will resign from the Company, effective April 21, 2017, and Taylor J. Crouch will join the Company as its new chief executive officer and president, effective April 24, 2017.  The Company also announced that Mr. Murphy will remain on the Company’s board of directors (the “Board”) as chairman of the Board.

In connection with the transition, the Company entered into a Continued Service, Consulting and Separation Agreement, dated April 7, 2017 (the “Separation Agreement”), with Mr. Murphy.  Under the Separation Agreement, Mr. Murphy will continue to serve as the Company’s chief executive officer and president through April 21, 2017 (the “Separation Date”), at which time he will transition to serving as a consultant for a 12-month period to help ensure a smooth transition to Mr. Crouch as well as to provide other agreed upon services.  Mr. Murphy will receive $65,625 per month for his consulting services.  He will also continue to vest as a “service” provider in his previously-issued and outstanding equity awards during his consultancy.   The terms of Mr. Murphy’s consulting relationship with the Company are set forth in a separate Consulting Agreement, attached as Exhibit A to the Separation Agreement.

Mr. Murphy will remain eligible to receive a bonus under the Company’s short-term incentive plan for his prior services to the Company during its fiscal year ended March 31, 2017 (“fiscal 2017”).  The amount of the bonus will be determined by the Compensation Committee of the Board (the “Compensation Committee”) based on its evaluation of Mr. Murphy’s achievement of the individual and corporate performance goals previously approved by the Compensation Committee for fiscal 2017.  This bonus will be paid to Mr. Murphy at the same time the Company’s other executive officers receive bonus payments for their services during fiscal 2017.  Mr. Murphy will also receive a pro-rata fiscal 2018 bonus, payable at target, for his services to the Company from April 1, 2017 to April 21, 2017.   In addition, the Company has agreed to provide Mr. Murphy with 18 months of continued health benefits after the Separation Date.

After the Separation Date, as a non-employee director, Mr. Murphy will be eligible to participate in the Company’s non-employee director compensation program, which provides for an annual retainer of $50,000, payable on a quarterly basis, and an annual grant of long-term equity awards.  Mr. Murphy will be eligible to receive his first non-employee director equity awards following the Company’s 2017 annual meeting of stockholders.

Under the Separation Agreement, Mr. Murphy has agreed to a general release of claims and other restrictions and covenants in favor of the Company, including standstill, confidentiality, non-compete and non-solicitation provisions.  Mr. Murphy will also be responsible for complying with the Company’s policies applicable to directors and consultants, and Mr. Murphy and the Company have agreed to mutual non-disparagement provisions.  The Company has agreed to pay Mr. Murphy $262,500 for his delivery of a bring-down release in favor of the Company covering the time period between the effective date of the Separation Agreement and the end of Mr. Murphy’s consulting services.  The form of the bring-down release is attached to the Separation Agreement as Exhibit B.

The foregoing summary of the Separation Agreement and its associated agreements and exhibits is not complete, and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

New CEO Offer Letter

On April 11, 2017, the Company announced that the Board had appointed Taylor J. Crouch to serve as its chief executive officer and president and as a member of the Board, each effective as of April 24, 2017 (the “Start Date”).

Mr. Crouch, age 57, has over 25 years of experience building and leading technology, expertise and product-based companies in the life sciences and biotech industries.  For more than seven years, he has managed and served as an operational investor in a group of leading clinical research site companies.  Specifically, Mr. Crouch served as Chief Executive Officer at eStudySite, a position he held from January 2009 to June 2016; as Executive Chairman of Meridien Research from December 2013 to September 2016; and as a Director of the National Research Institute from September 2011 through July 2016.  He was instrumental in building these three sister companies, and helping them to achieve significant and profitable growth and to become recognized leaders in their respective fields of infectious disease, CNS disorders and metabolic disease.  Prior to this, Mr. Crouch served as senior vice president of operations/president international at Ligand Pharmaceuticals from 2005 to 2007, with responsibilities for new business development, technical operations, international sales and clinical research.  Prior to Ligand, he was president and chief operating officer of Discovery Partners International (NASDAQ: formerly DPII – a large drug discovery services and technology provider).  Earlier in his career, he was chief executive officer of Variagenics (NASDAQ: formerly VGNX – a leading pharmacogenomics company), senior vice president of marketing and sales at Parexel (a global CRO), and he also held international management positions in new product development and commercialization at Pfizer and Schering Plough.  Mr. Crouch holds a BSE in chemical engineering, cum laude, from Princeton University and an MBA in international marketing and finance from the University of Chicago.

Mr. Crouch’s previous service as a chief executive officer or as a senior executive officer for other leading life science and biotech companies, especially his experience and leadership in growing their commercial operations and sales, as well as his new role as our chief executive officer and president, contributed to the Board’s conclusion that he is qualified to serve as a member of the Board.

In connection with Mr. Crouch’s employment, the Company entered into an offer letter with him on April 11, 2017 (the “Offer Letter”).  Under the Offer Letter, Mr. Crouch will be entitled to receive (i) an annual base salary of $500,000 and (ii) a target annual cash incentive bonus equal to 50% of his base salary, with the actual amount of the bonus to be based on the achievement of certain corporate and individual performance goals to be established by the Compensation Committee.

In addition, after his Start Date, the Compensation Committee will grant Mr. Crouch a stock option award (the “Option”) to purchase 2,088,212 shares of the Company’s common stock (the “Option Shares”).  The Option Shares will have an exercise price set at the closing market price of the Company’s common stock on the Nasdaq Stock Market on the grant date.  One-fourth of the Option Shares will vest on the one-year anniversary of the Start Date, and the remaining Option Shares will vest in equal quarterly installments over the next 12 quarterly periods, subject to Mr. Crouch’s continuous service through the applicable vesting date.   At the same time, the Compensation Committee will also grant Mr. Crouch a performance-based restricted stock unit award (the “PBRSU”) representing the right to receive up to 208,822 shares of the Company’s common stock.  The PBRSU will vest according to the Company’s achievement of financial performance metrics to be agreed upon by the Compensation Committee and Mr. Crouch. The Option and the PBRSU will be granted outside of the Company’s 2012 Equity Incentive Plan (the “Stock Plan”).  The Company intends for the Option and PBRSU awards to be “inducement grants” within the meaning of Nasdaq Marketplace Rule 5635(c)(4). While the Option and PBRSU will be granted outside the Company’s Stock Plan, the terms and conditions of these awards will be consistent with awards granted to the Company’s executive officers pursuant to the Stock Plan.  Mr. Crouch will also be entitled to participate in the other compensation and benefit programs the Company’s makes available to its employees.

Mr. Crouch will serve as a Class II director until the Company’s 2019 annual meeting of stockholders.  He will not receive any other compensation for serving as a member of the Board.

Additionally, Mr. Crouch will be a Tier 1 participant under the Company’s 2015 Severance and Change in Control Plan (the “Severance Plan”).  As a Tier 1 participant, if the Company terminates Mr. Crouch’s employment for reasons other than cause, death or disability or Mr. Crouch terminates his employment for good reason, Mr. Couch will be eligible to receive a cash severance payment equal to two times his base salary, plus a pro-rated target bonus for the fiscal year in which the termination occurs, health benefit continuation for 18 months and outplacement assistance for 18 months.  Upon termination of Mr. Couch’s employment by the Company for reasons other than cause, death or disability or by Mr. Crouch for good reason six months before or within 12 months after a change in control, Mr. Crouch will be eligible to receive a cash severance payment equal to two times his base salary, plus a pro-rated target bonus for the fiscal year in which the termination occurs, health benefit continuation for 18 months and outplacement assistance for 18 months.  In addition, Mr. Crouch will receive full accelerated vesting of his outstanding equity awards and a one-year time period to exercise any stock options or stock appreciation rights included in such equity awards that are not cashed out upon the change in control.  Under the Severance Plan, Mr. Crouch’s right to receive severance benefits is subject to and contingent upon his execution of a release agreement in favor of the Company and his compliance with the restrictive covenants set forth in Section 7(b) of the Severance Plan.

On the Start Date, the Company and Mr. Crouch will also enter into the Company’s standard form of indemnification agreement for its officers and directors, which will provide for indemnification and the advancement of litigation and other expenses to Mr. Crouch to the fullest extent permitted by law.

There are no family relationships between Mr. Crouch and any of the Company’s other directors or executive officers, and Mr. Crouch does not have any direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Further, other than the Offer Letter, there are no arrangements or understandings regarding Mr. Crouch’s appointment to the Board or service as a director.

A copy of the Offer Letter is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text thereof, which is incorporated by reference herein. The Company’s 2015 Severance and Change in Control Plan was previously approved by the Compensation Committee in November 2015, and filed with the Securities and Exchange Commission on November 9, 2015 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and is incorporated by reference herein. The Company’s form of indemnification agreement was filed with the Securities and Exchange Commission on February 13, 2012 as Exhibit 10.17 to the Company’s Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On April 11, 2017, the Company issued a press release announcing the transition of the role of chief executive officer and president from Mr. Murphy to Mr. Crouch. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference in this Item 7.01.

The information furnished in this Item 7.01 to this Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Continued Service, Consulting and Separation Agreement, dated April 7, 2017, by and between the Company and Keith Murphy.
10.2	Offer Letter, dated April 11, 2017, by and between the Company and Taylor Crouch.
99.1	Press release, dated April 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: April 11, 2017	By:	/s/ Craig Kussman
	Name:	Craig Kussman
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Continued Service, Consulting and Separation Agreement, dated April 7, 2017, by and between the Company and Keith Murphy.
10.2	Offer Letter, dated April 11, 2017, by and between the Company and Taylor Crouch.
99.1	Press release, dated April 11, 2017.

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